As filed with the Securities and Exchange Commission May 5, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANCESTRY.COM INC.
(Exact name of registrant as specified in its charter)

DELAWARE	7379	26-1235962
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

360 West 4800 North
Provo, UT 84604
(801) 705-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy Sullivan
Chief Executive Officer
360 West 4800 North
Provo, UT 84604
(801) 705-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Barbara L. Becker
Andrew L. Fabens
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Tel: (212) 351-4000
Fax: (212) 351-4035

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of		Offering Price	Aggregate	Amount of
Securities to be Registered	Amount to be Registered(1)(2)	Per Share(1)(2)	Offering Price(1)(2)	Registration Fee(3)
Common Stock, $0.001 par value per share

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	We are registering an indeterminate number of shares of common stock, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase or exchange thereof.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

PROSPECTUS

Common Stock

We, or any selling stockholder, may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. This prospectus describes some of the general terms that may apply to offers and sales of our common stock. Each time any common stock is offered pursuant to this prospectus, we or any selling stockholder will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the number of shares of our common stock to be sold by us or any selling stockholder. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement or a free writing prospectus.

The shares of our common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus and the accompanying prospectus supplement may be offered by us or any selling stockholder directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our common stock is listed on The Nasdaq Global Select Market under the symbol ACOM. On May 4, 2011, the closing sale price of our common stock as reported on The Nasdaq Global Select Market was $40.16 per share.

Investing in our common stock involves risks. See “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, in our subsequent periodic filings with the Securities and Exchange Commission incorporated by reference in this prospectus and in the applicable prospectus supplement or any related free writing prospectus related to an offering.

Neither the Securities and Exchange Commission nor any state securities commissions has approved or disapproved these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2011.

You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized any person to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospectus may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, which we refer to as the Securities Act. Under the automatic shelf process, we or any selling stockholder to be named in a prospectus supplement may offer and sell, from time to time, shares of our common stock. We or any selling stockholder will also be required to provide a prospectus supplement containing specific information about us or such selling stockholder and the terms on which our common stock is being offered and sold. We may also add, update or change in a prospectus supplement information contained in this prospectus.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information,” and any free writing prospectus that we prepare and distribute. Neither we nor any selling stockholder have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or any such free writing prospectus.

We and any selling stockholder may only offer to sell, and seek offers to buy, shares of our common stock in jurisdictions where offers and sales are permitted.

As permitted by the rules and regulations of the SEC, this prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

Unless the context indicates otherwise, the terms “Ancestry.com,” “Company,” “we” and “our” in this prospectus refer to Ancestry.com Inc. and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. Any statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement in this prospectus shall be deemed qualified in its entirety by this reference. You may read and copy all or any portion of the registration statement or any reports, statements or other information in the files at the following public reference facilities of the SEC:

Public Reference Room
100 F Street, NE
Washington, DC, 20549

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet Web site maintained by the SEC at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and until this offering is completed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 8, 2011 (including the portions of our Proxy Statement on Schedule 14A, filed on April 11, 2011, incorporated by reference therein);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed on May 3, 2011;

•	Our Current Reports on Form 8-K filed on January 20, 2011, February 3, 2011, February 22, 2011, April 11, 2011 and May 4, 2011; and

•	The description of our common stock set forth in our registration statement on Form 8-A filed on November 2, 2009.

We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost. We can be contacted at the address, phone number and e-mail address indicated below:

Investor Relations
Ancestry.com Inc.
360 West 4800 North
Provo, UT 84604
Tel: (212) 986-6667
investorrelations@ancestry.com

ANCESTRY.COM INC.

Ancestry.com is the world’s largest online family history resource, with over 1.6 million paying subscribers around the world as of March 31, 2011. We have been a leader in the family history market for over 20 years and have helped pioneer the market for online family history research. We believe that most people have a fundamental desire to understand who they are and from where they came, and that anyone interested in discovering, preserving and sharing their family history is a potential user of Ancestry.com. We strive to make our service valuable to individuals ranging from the most committed family historians to those taking their first steps towards satisfying their curiosity about their family stories.

Our principal executive offices are located at 360 West 4800 North, Provo, UT 84604, and our telephone number at that address is (801) 705-7000. Our corporate Web site address is http://corporate.ancestry.com. The contents of our Web sites are not incorporated in, or otherwise to be regarded as part of, this prospectus.

Our investor relations Web site is located at http://ir.ancestry.com. We make available, free of charge, on our investor relations Web site under “Financials/SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into the registration statement of which this prospectus is a part contain forward-looking statements relating to future events and future performance within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than those that are purely historical may be forward-looking statements. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “continue,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “will” or “may,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this prospectus include statements about:

•	our future financial performance, including our revenues, cost of revenues, operating expenses and ability to sustain profitability;

•	our rate of revenue and expense growth;

•	the pool of our potential subscribers;

•	our ability to attract and retain subscribers and their choice of subscription package;

•	our ability to manage growth;

•	our ability to generate additional revenues on a cost-effective basis;

•	our ability to acquire content and make it available online;

•	our ability to enhance the subscribers’ experience with added tools and features and provide value;

•	our success with respect to any future or recent acquisitions;

•	our international expansion plans;

•	our ability to adequately manage costs and control margins and trends;

•	our investments in technology and the success of our promotional programs and new products;

•	our development of brand awareness;

•	our ability to retain and hire necessary employees;

•	our competitive position;

•	our liquidity and working capital requirements and the availability of cash and credit;

•	our plans to repurchase shares of our common stock;

•	the seasonality of our business;

•	the impact of external market forces;

•	the impact of claims or litigation; and

•	the impact of potential legislation on privacy, subscription renewal or other aspects of our business.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, which statements speak only as of the date of this prospectus. These important factors include those that we discuss in the documents incorporated by reference and in this prospectus. You should read these factors and the other cautionary statements we make as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. All subsequent written or spoken forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described in the prospectus supplement related to a particular offering, documents incorporated by reference, including our Quarterly Report for the period ending March 31, 2011, and our subsequent periodic filings with the Securities and Exchange Commission, and all of the other information contained in this prospectus before deciding whether to purchase our stock. Our business, prospects, financial condition or operating results could be materially adversely affected by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing the risks described in the documents incorporated by reference, you should also refer to the other information contained in or incorporated by reference in the prospectus, including our consolidated financial statements and the related notes, before deciding to purchase any shares of our common stock.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the common stock as set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the common stock is sold by a selling stockholder.

SELLING STOCKHOLDERS

Information regarding the beneficial ownership of our common stock by a selling stockholder, the number of shares being offered by a selling stockholder and the number of shares beneficially owned by a selling stockholder after the applicable offering, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

In addition, to the extent this prospectus is used by any selling stockholder to resell common stock, information with respect to the selling securityholder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of our capital stock and provisions of our certificate of incorporation and bylaws, as each is currently in effect and will be in effect. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which are incorporated by reference as exhibits to this registration statement. References in this section to “the company,” “we,” “us” and “our” refer to Ancestry.com Inc. and not to any of its subsidiaries.

Our authorized capital consists of 175,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share.

Common Stock

As of March 31, 2011, there were 45,707,110 shares of common stock outstanding.

Pursuant to our certificate of incorporation, holders of our common stock are entitled to one vote on all matters submitted to a vote of stockholders; provided, however, that, except as otherwise required by law, holders of common stock, as such, shall not be entitled to vote on any amendment to our certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our certificate of incorporation. Pursuant to our certificate of incorporation, common stockholders are not entitled to cumulative voting in the election of directors. This means that the holders of a majority of the voting shares are able to elect all of the directors then standing for election. Subject to the rights, if any, of the holders of any outstanding series of preferred stock, holders of our common stock shall be entitled to receive dividends out of any of our funds legally available when, as and if declared by the board of directors. Upon the dissolution, liquidation or winding up of the company, subject to the rights, if any, of the holders of our preferred stock, the holders of shares of our common stock shall be entitled to receive the assets of the company available for distribution to its stockholders ratably in proportion to the number of shares held by them. Holders of common stock do not have preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock, including those sold by the selling stockholders, are fully paid and nonassessable.

Preferred Stock

As of March 31, 2011, there were no shares of preferred stock outstanding.

Our board of directors is authorized to issue not more than an aggregate of 5,000,000 shares of preferred stock in one or more series, without stockholder approval. Our board of directors is authorized to establish, from time to time, the number of shares to be included in each series of preferred stock, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each series of preferred stock, and any of its qualifications, limitations or restrictions. Our board of directors also is able to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series of preferred stock then outstanding, without any further vote or action by the stockholders, without any vote or action by stockholders.

In the future, our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could harm the voting power or other rights of the holders of our common stock, or that could decrease the amount of earnings and assets available for distribution to the holders of our common stock. The issuance of our preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other consequences, have the effect of delaying, deferring or preventing a change in our control and might harm the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Registration Rights

Pursuant to the terms of a Registration Rights Agreement between us and certain holders of our stock, including Spectrum Equity Investors V, L.P. and certain of its affiliates, certain holders of our stock are entitled to demand and piggyback rights.

Demand Registration Rights.  At any time, the holders of a majority of the registrable securities held by Spectrum Equity Investors V, L.P. and certain of its affiliates, collectively (the “Spectrum registrable securities”), may request registration under the Securities Act of all or part of their registrable securities on a Registration Statement on Form S-1 or any similar long-form registration statement or, if available, on a Registration Statement on Form S-3 or any similar short-form registration statement. As of the date of this prospectus, the holders of a majority of the Spectrum registrable securities are entitled in the future to request a total of two long-form registrations in which the company will pay all registration expenses. In addition, the holders of a majority of the Spectrum registrable securities are entitled to request an unlimited number of short-form registrations in which the company will pay all registration expenses. However, the aggregate offering value of the registrable securities requested to be registered by Spectrum Equity Investors V, L.P. and certain of its affiliates in any short-form registration must equal at least $1,500,000 in the aggregate.

The company will not be obligated to effect any demand registration within three months after the effective date of a previous demand registration. Moreover, the company may postpone for up to three months the filing of a registration statement for a demand registration if the company’s board of directors determines in its reasonable good faith judgment and the holders of at least a majority of the Spectrum registrable securities agree that such demand registration would reasonably be expected to have a material adverse effect on any proposal by the company to engage in a merger, consolidation or similar transaction. The company may delay a demand registration in this manner only once in every 12-month period.

Piggyback Registration Rights.  If we register any securities for public sale after this offering, our stockholders with piggyback registration rights under our Registration Rights Agreement have the right to include their shares in the registration, subject to certain exceptions. For example, if the piggyback registration is an underwritten primary offering and the managing underwriters advise the company that, in their opinion, the number of securities requested to be included in the offering exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the company is required to include in the offering (i) first, the securities the company proposes to sell, (ii) second, the registrable securities requested to be included in such registration, pro rata among the holders of such registrable securities on the basis of the number of registrable securities owned by each such holder and (iii) third, any other securities requested to be included in such registration pro rata among those holders on the basis of the number of such securities owned by each such holder. The registration expenses of the holders of registrable securities will be paid by us in all piggyback registrations, regardless of whether such registration is consummated.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Certain provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of the company more difficult. These provisions of the Delaware General Corporation Law could prohibit or delay mergers or other takeover or change of control attempts and, accordingly, may discourage attempts to acquire us.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids, and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors.

Delaware Anti-Takeover Law.  We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved by our board of directors in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The applicability of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Stockholder Meetings.  Under our certificate of incorporation, only the board of directors, or the chairperson of the board of directors or the Chief Executive Officer with the concurrence of a majority of the board of directors may call special meetings of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals.  Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

Elimination of Stockholder Action by Written Consent.  Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting. This provision makes it more difficult for stockholders to take action opposed by the board of directors.

Election and Removal of Directors.  Our board of directors is divided into three classes, each serving staggered three-year terms. As a result, only a portion of our board of directors is elected each year. The board of directors has the exclusive right to increase or decrease the size of the board and to fill vacancies on the board. This system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors. Additionally, directors may be removed for cause only with the approval of the holders of a majority of our outstanding common stock. Directors may be removed without cause only with the approval of two-thirds of our outstanding voting stock.

Undesignated Preferred Stock.  The authorization of undesignated preferred stock makes it possible for the board of directors, without stockholder approval, to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the company.

Amendment of Provisions in the Certificate of Incorporation.  Our certificate of incorporation requires the affirmative vote of the holders of at least two-thirds of our outstanding voting stock in order to amend any provision of our certificate of incorporation concerning:

•	the required vote to amend or repeal the section of the certificate of incorporation providing for the right to amend or repeal provisions of the certificate of incorporation;

•	absence of the authority of stockholders to act by written consent;

•	authority to call a special meeting of stockholders;

•	number of directors and structure of the board of directors;

•	absence of the necessity of directors to be elected by written ballot; and

•	personal liability of directors to us and our stockholders.

Amendment of Provisions in the Bylaws.  Our bylaws require the affirmative vote of the holders of at least two-thirds of our outstanding voting stock in order to amend any provision of our bylaws concerning:

•	meetings of or actions taken by stockholders;

•	number of directors and their term of office;

•	election of directors;

•	removal of directors and the filling of vacancies on the board of directors;

•	indemnification of our directors, officers, employees and agents; and

•	amendment to our bylaws.

Transfer Agent and Registrar

Mellon Investor Services LLC is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol ACOM.

VALIDITY OF SECURITIES

The validity of the shares of our common stock offered in the offering will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Any underwriters will also be advised as to legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Ancestry.com Inc. appearing in Ancestry.com’s Annual Report (Form 10-K) for the year ended December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ITEM II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses (other than underwriting discounts and commissions) are estimated to be as follows:

Name	Amount to be Paid

Securities and Exchange Commission registration fee		*
Accounting fees and expenses	$	**
Legal fees and expenses		**
Printing expenses		**
Transfer agent, registrar and custodian fees		**
Stock exchange listing fee		**
Miscellaneous		**

Total	$

*	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.

**	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. Our amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and certain of our executive officers containing provisions which may be, in some respects, broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16.	Exhibits.

			Description of Exhibit
Exhibit						Exhibit	Filed
Number		Exhibit Description	Form	File No.	Filing Date	Number	Herewith

1	.1*	Underwriting Agreement
3.1		Amended and Restated Certificate of Incorporation	S-1/A	333-160986	Nov. 2, 2009	3.2
3.2		Amended and Restated Bylaws	S-1/A	333-160986	Oct. 20, 2009	3.2
4.1		Form of Common Stock Certificate.	S-1/A	333-160986	Oct. 6, 2009	4.1
4.2		Registration Rights Agreement, dated December 5, 2007, by and among Generations Holding, Inc., certain Spectrum Group Stockholders and certain Other Stockholders.	S-1/A	333-160986	Sept. 15, 2009	10.14
4.3		Amendment No. 1, dated October 28, 2010, to Registration Rights Agreement, by and among Ancestry.com Inc. (formerly known as Generations Holding, Inc.), certain Spectrum Group Stockholders and certain Other Stockholders, dated December 5, 2007.	10-Q	001-34518	Nov. 2, 2010	4.2
4.4		Registration Rights Agreement, dated October 20, 2010, by and among Century Capital Partners II, L.P., Canopy Ventures I, L.P. and certain other Stockholders of iArchives, Inc.	10-Q	001-34518	Nov. 2, 2010	4.1
5.1		Opinion of Gibson, Dunn & Crutcher LLP.					X
23.1		Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2		Consent of Independent Registered Public Accounting Firm.					X
24.1		Power of attorney (included on signature page hereof)

*	To be filed by amendment or as an exhibit to a document incorporated by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, That the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Provo, Utah on May 5, 2011.

ANCESTRY.COM INC.

By:	/s/ William Stern
William Stern
General Counsel and Corporate Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy Sullivan, Howard Hochhauser and William Stern his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy Sullivan Timothy Sullivan	President and Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2011

/s/ Howard Hochhauser Howard Hochhauser	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	May 5, 2011

/s/ Charles M. Boesenberg Charles M. Boesenberg	Director	May 5, 2011

/s/ David Goldberg David Goldberg	Director	May 5, 2011

/s/ Thomas Layton Thomas Layton	Director	May 5, 2011

/s/ Elizabeth Nelson Elizabeth Nelson	Director	May 5, 2011

/s/ Victor Parker Victor Parker	Director	May 5, 2011

Signature	Title	Date

/s/ Benjamin Spero Benjamin Spero	Director	May 5, 2011

/s/ Michael Schroepfer Michael Schroepfer	Director	May 5, 2011

EXHIBIT INDEX

			Description of Exhibit
Exhibit						Exhibit	Filed
Number		Exhibit Description	Form	File No.	Filing Date	Number	Herewith

1	.1*	Underwriting Agreement
3.1		Amended and Restated Certificate of Incorporation	S-1/A	333-160986	Nov. 2, 2009	3.2
3.2		Amended and Restated Bylaws	S-1/A	333-160986	Oct. 20, 2009	3.2
4.1		Form of Common Stock Certificate.	S-1/A	333-160986	Oct. 6, 2009	4.1
4.2		Registration Rights Agreement, dated December 5, 2007, by and among Generations Holding, Inc., certain Spectrum Group Stockholders and certain Other Stockholders.	S-1/A	333-160986	Sept. 15, 2009	10.14
4.3		Amendment No. 1, dated October 28, 2010, to Registration Rights Agreement, by and among Ancestry.com Inc. (formerly known as Generations Holding, Inc.), certain Spectrum Group Stockholders and certain Other Stockholders, dated December 5, 2007.	10-Q	001-34518	Nov. 2, 2010	4.2
4.4		Registration Rights Agreement, dated October 20, 2010, by and among Century Capital Partners II, L.P., Canopy Ventures I, L.P. and certain other Stockholders of iArchives, Inc.	10-Q	001-34518	Nov. 2, 2010	4.1
5.1		Opinion of Gibson, Dunn & Crutcher LLP.					X
23.1		Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2		Consent of Independent Registered Public Accounting Firm.					X
24.1		Power of attorney (included on signature page hereof)

*	To be filed by amendment or as an exhibit to a document incorporated by reference.